URGENT
                          IMMEDIATE RESPONSE REQUESTED

October 20, 2005
Dear Shareholder:
     On behalf of the Board of Directors and management of United Bancshares, Inc., I am pleased to invite you to the 2005 Annual Meeting of Shareholders of United Bancshares, Inc. which is to be held on Monday, November 14, 2005, at 9:00 A.M., local time, at the A.M.E First Episcopal District Headquarters, 3801 Market Street, 3rd Floor, Philadelphia, PA 19104. Accompanying this letter is a Notice of Meeting, a Proxy Statement and a Proxy Card. Also accompanying this letter is United Bancshares, Inc.'s Annual Report to its shareholders for the year 2004.
     Shareholders who need directions to the location of the Annual Meeting should call (215) 231-3670 between the hours of 8:30 A.M. and 4:30 P.M., local time, on any business day.
     I urge you to read the enclosed material carefully and to complete, sign and mail promptly the proxy card accompanying this letter so that your vote will be counted. A self-addressed stamped envelope is enclosed to return the completed proxy form. For your convenience, telephone and on-line voting are now available. Please follow the instructions on the proxy card if you would like to vote in this manner.
     The officers, directors and staff of United Bank sincerely appreciate your continuing support.

                                      Sincerely,
                                      /s/ Evelyn F. Smalls
                                      Evelyn F. Smalls
                                      President and Chief Executive Officer
Enclosures

                             UNITED BANCSHARES, INC.
                        30 South 15th Street, 12th Floor
                             Philadelphia, PA 19102
    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 14, 2005

Dear Shareholders,

     The Annual Meeting of the Shareholders of United Bancshares, Inc. will be held at 9:00 A.M., local time, on Monday, November 14, 2005 at the A.M.E. First Episcopal District Headquarters at 3801 Market Street, 3rd Floor, Philadelphia, PA 19104 for the following purposes:
          1. To re-elect One (1) Class B director to serve until the expiration of his four (4) year term.

          2. To ratify the appointment of McGladrey and Pullen, LLP as United Bancshares, Inc.'s independent registered public accounting firm for the year 2005.
     In their discretion, the proxies are authorized to act upon such other matters as may properly come before the meeting. Reference is made to the accompanying Proxy Statement for details with respect to the foregoing matters. Only shareholders of record at the close of business on October 11, 2005, who hold shares with voting rights, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

                                   By Order of the Board of  Directors
                                   /s/ William B. Moore
                                   William B. Moore, Secretary

Philadelphia, Pennsylvania
October 20, 2005




                                IMPORTANT NOTICE
     To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed Proxy Card in the return envelope. No postage is necessary if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time prior to its use for any purpose. Shareholders who are present at the meeting may withdraw their proxy prior to its use for any purpose and vote in person.

                         ANNUAL MEETING OF SHAREHOLDERS
                             United Bancshares, Inc.

                                 PROXY STATEMENT
                                  INTRODUCTION
Matters to be Considered at the Annual Meeting of Shareholders
     This Proxy Statement is being furnished to shareholders of United Bancshares, Inc. ("UBS" or "the Corporation") in connection with the solicitation of proxies by UBS for use at UBS' Annual Meeting of Shareholders to be held on Monday, November 14, 2005, at 9:00 A.M., or any adjournment or postponement thereof (the "Annual Meeting"). At the Annual Meeting, the shareholders will consider and vote upon (i) the re-election of one (1) Class B director to serve until the expiration of his four (4) year term; and (ii) the ratification of the appointment of McGladrey and Pullen, LLP as the independent registered public accounting firm for UBS for the year 2005. The proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The approximate date upon which this Proxy Statement and the Proxy are to be mailed to shareholders is October 20, 2005. The address of the executive office of UBS is 30 S. 15th Street, 12th Floor, Philadelphia, Pennsylvania 19102.

Date, Time and Place of Annual Meeting
     The Annual Meeting will be held on Monday, November 14, 2005, at 9:00 A.M. local time, at the A.M.E. First Episcopal District Headquarters, 3801 Market Street, 3rd Floor, Philadelphia, PA 19104.

Record Date and Voting
     The Board of Directors of UBS has fixed the close of business on October 11, 2005 as the record date for determining holders of record of UBS' Common Stock, par value $0.01 per share, entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record, of a voting share, is entitled to one vote per share on the matters to be considered at the Annual Meeting.
     The holders of a majority of the outstanding shares of UBS' Common Stock, with voting rights, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of October 11, 2005, there were 876,921 shares of UBS' Common Stock outstanding with voting rights.
     Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies, unless such proxies have previously been revoked. Each properly executed proxy on which no voting directions are indicated will be voted in favor of the adoption of the proposals recommended by management of UBS, and in the discretion of the proxy agents as to any other matters which may properly come before the Annual Meeting. A proxy may be revoked by a shareholder at any time prior to its use for any purpose by giving written notice of such revocation to William B. Moore, the Secretary of UBS, at the executive office of UBS at 30 S. 15th Street, 12th Floor, Philadelphia, Pennsylvania 19102 or by appearing in person at the Annual Meeting and asking to withdraw the proxy prior to its use for any purpose so that the shareholder can vote in person. A later dated proxy revokes an earlier dated proxy.
     UBS does not know at this time of any business, other than that stated in this Proxy Statement, which will be presented for consideration at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxy agents will vote in accordance with their best judgment.

Other Matters
        UBS will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telefax and telegram, by the directors, officers and employees of UBS and by UBS' wholly-owned subsidiary United Bank of Philadelphia (the "Bank"). Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of UBS' Common Stock held of record by such persons, and UBS will reimburse them for their expenses in doing so.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to UBS, as of October 11, 2005(1), with respect to the only persons to UBS' knowledge, who may be beneficial owners of more than 5% of UBS' Common Stock.

                                                                                                                Percentage of
                                                                                         Amount and Nature of    Outstanding
Name and Address                                                                         Beneficial Ownership    Corporation
of Beneficial Owner                                                                         of Corporation      Common Stock
                                                                                             Common Stock          Owned
Philadelphia Municipal                                                                          71,667              8.17%
Retirement System
2000 Two Penn Center
Philadelphia, Pennsylvania 19102


                                       1

Wachovia Corporation, (formerly, First Union Corporation)2                                      50,000              5.70%
1 First Union Center
Charlotte, NC 28288

Greater Philadelphia Urban Affairs Coalition                                                    47,500              5.42%
1207 Chestnut Street, Floor 7
Philadelphia, PA  19107
------------------
(1) As of October 11,  2005,  there were  876,921  shares of UBS' voting  Common
Stock  outstanding.
(2) Wachovia Corporation owns 241,666 shares of UBS Common Stock of which 50,000 are voting shares.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that UBS' directors and executive officers file reports of their holdings of UBS' Common Stock with the Securities and Exchange Commission (the "Commission"). Based on UBS' records and other information available to it, UBS believes that the Commission's Section 16(a) reporting requirements applicable to UBS' directors and executive officers were complied with for UBS' fiscal year ended December 31, 2004.

                       UBS' AND BANK'S BOARD OF DIRECTORS

     The Bylaws of UBS provide  that a Board of  Directors of not less than five
(5) and not more than twenty-five (25) directors shall manage UBS' business. UBS' Board, as provided in the bylaws, is divided into four classes of directors: Class A, Class B, Class C and Class D, with each class being as nearly equal in number as possible. The Board of Directors has fixed the number of directors at ten (10), with three (3) members in Class A, one (1) member in Class B, four (4) members in Class C, and two (2) members in Class D. (SEE PROPOSAL 1--ELECTION OF DIRECTORS)
     Under UBS' bylaws, persons elected by the Board of Directors to fill a vacancy on the Board serve as directors for the balance of the term of the director who that person succeeds.
     The Board of Directors of UBS and the Board of Directors of the Bank meet when necessary. The Executive Committee of the Bank meets in those months when the UBS Board of Directors does not meet. The Executive Committees of UBS and the Bank act in the stead of the Boards of Directors of UBS and the Bank, respectively, and exercise the authority and powers of the Boards of Directors at intervals between meetings of the Boards of Directors insofar as may be permitted by law and have responsibility for the nomination of new directors. The Asset and Liability Management Committee of the Bank's Board meets for the purpose of managing and monitoring the Bank's exposure to Bank's independent registered public accounting firm to review the results of the annual audit. The Bank's Compliance Committee has been combined with the Bank's Audit Committee and addresses the Bank's regulatory compliance matters. UBS has a nominating committee. UBS' Board of Directors does not have a Compensation Committee of the Board since it has no employees.

Directors' Qualifications
     In considering any individual nominated to be a director on UBS' and the Bank's Board of Directors', the Board of Directors considers a variety of factors, including whether the candidate is recommended by executive management, the individual professional or personal qualifications, including business experience, education and community and charitable activities and the individual's familiarity with the communities in which UBS or the Bank is located or is seeking to locate.

Procedures for Shareholder Nominations
     Section 3.4 of Article 3 UBS' bylaws provides that no shareholder shall be permitted to nominate a candidate for election as a director, unless such shareholder shall provide to the Secretary of UBS information about such candidate as is equivalent to the information concerning candidates nominated by the Board of Directors that was contained in the UBS Proxy Statement for the immediately preceding Annual Meeting of shareholders in connection with election of directors. Such information consists of the name, age, any position or office held with UBS or the Bank, a description of any arrangement between the candidate and any other person(s), naming such persons pursuant to which he or she was nominated as a director, his/her principal occupation for the five (5) years prior to the meeting, the number of shares of UBS stock beneficially owned by the candidate and a description of any material transactions or series of transactions to which UBS or the Bank is a party and in which the candidate or any of his affiliates has a direct or indirect material interest, which description should specify the amount of the transaction and where practicable the amount of the candidates interest in the transaction. Such information shall be provided in writing not less than one hundred twenty (120) days before the first anniversary preceding the annual meeting of UBS' shareholders. The

Chairman of the Board of Directors is required to determine whether the director nominations have been made in accordance with the provisions of the UBS' bylaws, and if any nomination is defective, the nomination and any votes cast for the nominee(s) shall be disregarded.

Code of Conduct
       UBS has a Code of Conduct ("Code") that governs the conduct of the directors, officers and employees. The Code complies with requirements of Sarbanes - Oxley Act of 2002 and the listing standards of NASDAQ and UBS provides a copy of the Code to each director, officer and employee and each shareholder upon request.

Policy for Attendance at Annual Meetings

         Effective with the Annual Meeting in 2005, UBS has adopted a policy requiring all of its directors to attend UBS' annual meeting. At the annual meeting held on November 23, 2004, nine (9) of UBS' ten (10) directors attended the meeting.

General Information about UBS' and Bank's Boards of Directors
     UBS' Board of Directors  meets when  necessary  and during 2004 held eleven
(11) meetings, including UBS' organization meeting. In 2004, the Bank's Board of Directors was scheduled to meet at least monthly, except in August and during 2004 held eleven (11) meetings. The independent directors of the UBS' and the Bank's Board of Directors will hold regularly scheduled executive sessions on a regular basis, but, in any event, not less than twice a year.

Information about the Committees of UBS' Board of Directors
     The Committees of UBS' Board of Directors are the Executive Committee, Audit/Compliance Committee, and the Nominating Committee.


Information about UBS' Executive Committee

     The Executive Committee, comprised of L. Armstead Edwards (Chairman), Steven L. Sanders (Vice-Chairman), Angela M. Huggins, William B. Moore, Evelyn
F. Smalls, and Marionette Y. Wilson (Frazier) meets, when necessary, at the call of the Chairman, and to exercise the authority and powers of UBS' Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. The Executive Committee held eleven (11) meetings during 2004.

Information about UBS' Audit/Compliance Committee and Financial Expert
     The Audit/Compliance Committee of UBS' Board of Directors(1) is comprised of Angela M. Huggins (Chairman), Joseph T. Drennan, L. Armstead Edwards, Marionette Y. Wilson (Frazier) and William B. Moore, meets when necessary at the call of the Chairman. The Committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the Committee meets with UBS' independent registered public accountants to review the results of the annual audit and other related matters. Each member of the Committee is "independent" as defined in the applicable listing standards of the National Association of Securities Dealers ("NASDAQ"). The Committee held six (6) meetings during 2004.
     Each member of the Audit/Compliance Committee is independent and financially literate as defined by NASDAQ. The Board of Directors of the Company and the Bank has determined that Joseph T. Drennan is the "Financial Expert," as defined in the SEC's regulations.
     The Compliance Committee was combined with the Audit Committee and is comprised of the same members. On a quarterly basis compliance matters are addressed to include the review of regulatory compliance matters, the Bank's compliance programs and the CRA Act activities.

Information About UBS' Nominating Committee
     The Nominating Committee, comprised of Angela M. Huggins (Chairman), L. Armstead Edwards and Ernest L. Wright, meets at the call of the Chairman. The Committee is responsible for considering and recommending future director nominees to the Board of Directors of UBS and the Bank and the Committee will be independent and meet the requirements for independence of the NASDAQ Stock market. The Nominating Committee charter will be made available, without charge, upon written request by the shareholders of UBS to the corporate secretary of UBS and the charter is attached to this Proxy Statement. A copy of UBS' Nominating Committee Charter is attached as Exhibit B. A copy of the charter is not available on UBS' website. The Committee held three (3) meetings in 2004.

Meetings of UBS' Board and its Committees
     The total number of meetings of UBS' Board of Directors that were held in 2004 was eleven (11). All of the incumbent directors, who were directors during 2004 (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, except William B. Moore, who attended sixty-seven percent (67%); and (ii) all directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served, except William B. Moore, who attended sixty-seven percent (67%) of the Executive Committee meetings.

  Information about Committees of the Bank's Board of Directors
     The Committees of the Bank's Board of Directors are the Executive, Asset Liability Management, Audit/Compliance Committees and the Loan Committee.

Information about the Bank's Executive Committee

     The Executive Committee, comprised of L. Armstead Edwards (Chairman), Steven L. Sanders (Vice-Chairman), Angela M. Huggins, William B. Moore, Evelyn
F. Smalls and Marionette Y. Wilson meets, when necessary, at the call of the Chairman, to discuss and approve certain human resource matters including compensation, to ratify and approve certain of the Bank's loans and to exercise the authority and powers of the Bank's Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. The Executive Committee held eleven (11) meetings during 2004. The Bank's Board of Directors does not have a Compensation Committee; the Executive Committee performs that function.

Information about the Bank's Asset/Liability Committee

     The Asset Liability Management Committee, comprised of Bernard E. Anderson (Chairman), L. Armstead Edwards, Angela M. Huggins, Evelyn F. Smalls and Ernest
L. Wright meets, when necessary, at the call of the Chairman, and to review and manage the Bank's exposure to interest rate risk, market risk and liquidity risk. During 2004, the Asset and Liability Management Committee held five (5) meetings.

Information about the Bank's Audit/Compliance Committee

     The Audit/Compliance Committee comprised of Angela M. Huggins (Chairman), Joseph T. Drennan, L. Armstead Edwards, William B. Moore, and Marionette Y. Wilson meets at least quarterly. The Audit/Compliance Committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the Audit/Compliance Committee meets with the Bank's independent registered public accountants to review the results of the annual audit and other related matters, with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. Each member of the Audit/Compliance Committee is "independent" as defined in the applicable listing standards of the National Association of Securities Dealers. The Committee held six (6) meetings during 2004.
     The Compliance Committee is combined with the Audit Committee and is comprised of the same members. On a quarterly basis compliance matters are addressed to include the review of regulatory compliance matters, the Bank's compliance programs and the Community Reinvestment Act (CRA) activities.

Information about the Bank's Loan Committee

     The Loan Committee, comprised of David R. Bright (Chairman), L. Armstead Edwards, Evelyn F. Smalls, and Ernest Wright meets when necessary to review and approve loans that are $200,000 and over and to discuss other loan-related matters. During 2004, the Loan Committee held eleven (11) meetings. Meetings of Bank's Board and its Committees
     The total number of meetings of the Bank's Board of Directors that were held in 2004 was eleven (11). All incumbent directors (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, except William B. Moore, who attended sixty-seven percent (67%); and
(ii) attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served, except William B. Moore, who attended sixty-seven percent (67%) of the Executive Committee meetings.

                        BOARDS OF DIRECTORS COMPENSATION
Directors Fees
     The normal non-officer director fee paid by the Bank is Three Hundred Fifty Dollars ($350) for attending each of the Board meeting and One Hundred Seventy-five Dollars ($175) per quarter for attending the Board of Directors' Committee meetings. Directors' fees are not paid to officer directors for attending Bank Board of Directors or Committee meetings. UBS does not pay any fees to any directors for attending UBS' Board of Directors or Committee meetings. Effective April 1, 2002, the Board of Directors elected to waive all fees for an indefinite period of time.

             BIOGRAPHICAL INFORMATION ABOUT CORPORATION'S DIRECTORS

     The following table sets forth certain biographical information. Other than as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

                                                                                       Age as of
Name, Principal Occupation and                                                        October 11,   Director
Business Experience For Past Five Years                                                   2005      Since(7)
----------------------------------------                                                  ----      --------


                             CONTINUING DIRECTORS
Class A
The terms of the following directors expire in 2008:
1. L. Armstead Edwards                                                                     63         1993
                Owner and President, Edwards Entertainment, Inc.
                Philadelphia, PA from 1978 until the present time
2. Marionette Y. Wilson (Frazier)                                                          60         2000
                  Retired, formerly Co-Founder/Partner, John Frazier, Inc.,
                  Philadelphia, PA from 1981 -  2002
3. Ernest L. Wright                                                                        77         1993
                   Founder, President and CEO of Ernest L. Wright
                   Construction Company, Philadelphia, PA from 1976 until 2000

                    DIRECTOR STANDING FOR ELECTION
Class B
The terms of the following directors expire in 2009:
1. Ahsan M. Nasratullah
         President, JNA Capital, Inc. Philadelphia, PA from April 1994                     48         2004
         to present



                            CONTINUING DIRECTORS
Class C
The terms of the following directors expire in 2006:
1. Bernard E. Anderson                                                                     67         2002
              Professor of Management/Practicing Economist at the
         Wharton
         School, University of Pennsylvania, Philadelphia, PA

2. David R. Bright                                                                         66         2002
         Retired, Executive Vice President, Meridian Bancorp
         Philadelphia, PA

3. Steven L. Sanders                                                                       45         2002
               President, First Genesis/CFG
               Newtown Square, PA
4.  Joseph T. Drennan
                 Chief Financial  Officer,  Universal  Capital  Management Inc.            60         2004
                 Wilmington, DE




                              CONTINUING DIRECTORS
Class D
The terms of the following directors expire in 2007:
1. William B. Moore                                                                        63         1993
         Pastor Tenth Memorial Baptist Church, Philadelphia, PA since
         1971 and Deputy Executive Director, Philadelphia Parking
                    Authority from 2000 to present

2. Evelyn F. Smalls                                                                        60         2000


         President and Chief Executive Officer of the Bank and UBS Since June of 2000; Senior Vice President of the Bank from October 1993 to May 2000



Footnote Information Concerning Directors
(7) Reference to service on the Boards of Directors refers to the Bank only prior to 1993 and to the Bank and UBS since 1993.
(8) Angela M. Huggins retired from the board in 2005 upon expiration of her term.

       BENEFICIAL OWNERSHIP OF STOCK BY DIRECTORS, NOMIMEES AND EXECUTIVES
     The following table lists the beneficial ownership of shares of the UBS' Common Stock as of October 11, 2005 for each of the UBS' director, nominees and executive officers. The table also shows the total number of shares of Common Stock ownership by the director, nominees and executive officers of UBS as a group.

Name                                          Common            Percent of
                                         Stock(9,10,11)     Outstanding Stock
Current Directors                        --------------     -----------------
L. Armstead Edwards......................     10,833             1.0138%
Marionette Y. Wilson (Frazier)...........     17,900             1.6751%
Ernest L. Wright.........................     7,084                 *
Bernard E. Anderson......................      850                  *
David R. Bright..........................      850                  *
Joseph T. Drennan........................      783                  *
Ahsan M. Nasratullah.....................      833                  *
Steven L. Sanders........................     1,000                 *
William B. Moore.........................     1,834                 *
Evelyn F. Smalls.........................      500                  *

(9) Stock ownership information is given as of October 11, 2005, and includes shares that the individual has the right to acquire (other than by exercise of stock options) within sixty (60) days of October 11, 2005. Unless otherwise indicated, each director and each such named executive officer holds sole voting and investment power over the shares listed.
(10) The number of shares "beneficially owned" in each case includes, when applicable, shares owned beneficially, directly or indirectly, by the spouse or minor children of the director, and shares owned by any other relatives of the director residing with the director. None of the directors holds title to any shares of UBS of record that such director does not own beneficially.
(11) UBS does not know of any person having or sharing voting power and/or investment power with respect to more than 5% of the UBS' Common Stock other than Wachovia Corporation (formerly First Union Corporation) and Philadelphia Municipal Retirement System. (SEE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.)

Certain Executive Officers
Evelyn F. Smalls.........................     500**                 *
Brenda M. Hudson-Nelson..................       50                  *
All Current Directors and Executive
Officers as a Group .....................    42,517             3.9788% ***
------------------
 Footnotes Concerning Beneficial Ownership of Stock
*       Less than one percent.
**   Ms. Smalls is also a Director; see listing above.
*** Calculated by adding the Common Stock owned plus exercisable options and dividing by the actual number of shares outstanding on October 11, 2005, plus the shares subject to the exercisable option.

                       UBS' AND BANK'S EXECUTIVE OFFICERS
     The  following  table sets forth  certain  information  with respect to the current executive officers of UBS and the Bank as of October 11, 2005:
                                                                                                                     UBS Stock
      Name, Principal Occupation and           Age as of    Office with the UBS and/or Bank                         Beneficially
                                                            -------------------------------
   Business Experience For Past 5 Years    October 11, 2005                                                            Owned
   -------------------------------------   ----------------                                                            -----

Evelyn F. Smalls(12,13)                           60        President and Chief Executive Officer and                   500
                                                            Director of UBS and Bank
Brenda M. Hudson-Nelson(14)                       43        Executive Vice President and Chief Financial Officer         50
                                                            of UBS and Bank

------------------
Footnote Information Concerning Executive Officers
(12) Ms. Smalls was elected as a director and was appointed as President and Chief Executive Officer in June 2000. Prior to that, Ms. Smalls was Senior Vice President of Human Resources and Compliance from October 1993 to May 2000.
(13) The President and Chief Executive Officer, currently Evelyn F. Smalls, acts as Trustee of certain voting trust agreements (the "Voting Trusts") pursuant to which Fahnstock, Inc deposited 5,209 shares of Common Stock of UBS, to be voted by the current president and chief executive officer pursuant to the terms of the Voting Trusts. The term of the Voting Trusts is ten (10) years.
(14) Ms. Hudson-Nelson was appointed Senior Vice President and Chief Financial Officer in June 2000. Prior to that, Ms. Hudson-Nelson was Vice President and Controller from January 1992 to May 2000. In May 2002, Ms. Hudson-Nelson was promoted to Executive Vice President.

                             EXECUTIVE COMPENSATION
General Disclosure Considerations Concerning Executive Compensation
     UBS believes that its shareholders should be provided clear and concise information about the compensation of the Bank's executives and the reasons the Bank's Board of Directors15 made decisions concerning their executive compensation, consistent with the Commission's proxy statement disclosure rules regarding disclosure of executive compensation.
     The format and content of the information set forth below is intended to enable UBS' shareholders to understand the rationale and criteria for the Bank's executive compensation programs and the compensation paid to the named executives and its other executives and key employees.
     UBS welcomes shareholder comment on whether the objective, to provide information to UBS' shareholders that is useful and clearly stated, has been met. Please send any comments or suggestions for further improvements in disclosure to William B. Moore, the Secretary of UBS, at the executive office of UBS, 30 South 15th Street, 12th Floor, Philadelphia, Pennsylvania 19102.

Executive Compensation
     The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Evelyn F. Smalls, the President and Chief Executive Officer of the Bank, and (ii) Brenda M. Hudson-Nelson, Executive Vice President and Chief Financial Officer of the Bank, the only persons who were serving as executive officers of the Bank at December 31, 2004 (Ms. Smalls and Ms. Hudson-Nelson are hereinafter sometimes collectively referred to as the "Named Executive Officers"). Any compensation earned by the Named Executive Officers during 2004 will be reported in the proxy statement for UBS' 2005 Annual Meeting of Shareholders.
     UBS' executives are not compensated for their services to UBS rather, because the Bank is the principal subsidiary of UBS, they are compensated as officers of the Bank.

Summary Compensation Table
     The disclosure regarding the compensation of the Bank's executives includes the following table that sets forth the compensation paid to the Named Executive Officers during the last three (3) fiscal years.


                                                                                        Annual Compensation(15)
                                                                                                      Stock        All Other
                Name and Principal Position During 2004                 Year    Salary      Bonus    Options   Compensation(16)
                ---------------------------------------                 ----    ------   -  ------   -------   ----------------
                                                                                             ($)       (#)            ($)
Evelyn F. Smalls                                                        2004     $149,588     --       --             --
President and Chief Executive Officer                                   2003     $139,050     --       --             --
Of UBS and the Bank                                                     2002     $148,009     --       --             --


Brenda M. Hudson-Nelson                                                 2004     $106,044     --       --             --
Executive Vice President and Chief Financial                            2003      $97,850     --       --             --
Officer of UBS and the Bank                                             2002     $102,112     --       --             --


------------------
Footnote Information Concerning Executive Compensation
(15) Amounts are not included in the Bonus, Stock Option and All Other Compensation columns of the table because no compensation of this nature was paid by UBS or the Bank and the restricted stock awards and long term incentive payouts columns are not included in the Compensation Table since these benefits are not made available by UBS or the Bank.
(16) The Commission's compensation disclosure rules require the use, where applicable, of a series of tables to describe various types of compensation paid to the specified executive officers. The use of a specific table or column in a table is not required by the Commission's rules if no compensation was paid or awarded to the named executives. Only the tables or columns required to be used by the Commission's rules, because of the compensation paid to the specified executive officers, have been used in this Proxy Statement.

Executive Employment Agreements
     The Bank entered into a new Employment Agreement with Evelyn F. Smalls in November 2004 to continue to serve as the Bank's President and Chief Executive Officer. The term of the Employment Agreement is three (3) years, unless extended or terminated. The Employment Agreement provides for an annual base salary of $160,000 that may be increased, but not decreased. Under her Employment Agreement, Ms. Smalls has an opportunity to receive an annual cash bonus based on performance targets specified in the Employment Agreement which are based on the annual earnings of the Bank.
     The Bank entered into a new Employment Agreement with Brenda M. Hudson-Nelson in November 2004 to continue to serve as the Bank's Executive Vice President and Chief Financial Officer. The term of the Employment Agreement is three (3) years, unless extended or terminated. The Employment Agreement provides for an annual base salary of $115,000 that may be increased, but not decreased. Under her Employment Agreement, Ms. Hudson-Nelson has an opportunity to receive an annual cash bonus based on performance targets specified in the Employment Agreement which are based on the annual earnings of the Bank.

Long Term Incentive Stock Option Plan
     One hundred thousand shares (100,000) of UBS' Common Stock are subject to a Long Term Incentive Compensation Plan (the "Plan") under which options to purchase UBS' Common Stock may be granted to key employees at a price not less than the fair market value thereof at the date of the grant ("Options"), and Common Stock may be awarded as Restricted Stock, subject for a period of time to substantial risk of forfeiture and restrictions on disposition as determined by the Executive Committee of the UBS Board of Directors as of the date of the grant ("Restricted Stock"). Pursuant to the Plan, options are granted in tandem with Stock Appreciation Rights ("SARs") allowing the holder of an Option to surrender the Option and receive an amount equal to the appreciation in market value of a fixed number of shares of Common Stock from the date of the grant of the Option. SARs may be payable in Common Stock or cash or a combination of both. The Plan also allows the Executive Committee of the UBS Board of Directors to grant performance shares, which are contingent rights to receive, when certain performance criteria have been attained, amounts of Common Stock and cash determined by the Executive Committee of the UBS Board of Directors for such an award. Such rights are subject to forfeiture or reduction if performance goals specified are not met during the performance period. No such options, restricted stock or SARs were granted for 2004 performance. No deferred compensation, incentive compensation or any further compensation pursuant to any plan has been paid by the Bank, or will be paid by the Bank.

Employee Stock Ownership Plan ("ESOP")
     At its Annual Shareholders Meeting held May 6, 1994, the shareholders of UBS approved the establishment of an Employee Stock Ownership Plan ("ESOP"). The ESOP has not been formally activated by UBS. No purchases have been made pursuant to the ESOP.

Audit Committee Report
     In connection with the preparation and filing of UBS' Annual Report on Form 10-K for the year ended December 31, 2004, the Audit Committee (i) reviewed and discussed the audited financial statements with UBS' management, (ii) discussed with McGladrey and Pullen, LLP, UBS' independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented), (iii) discussed the independence of Grant Thornton LLP with McGladrey and Pullen, LLP, and (iv) has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented). Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in UBS' Annual Report on Form 10-K for the year ending December 31, 2004.

     UBS' Audit Committee is composed of Angela M. Huggins (Chairman), Joseph T. Drennan, L. Armstead Edwards, William B. Moore, and Marionette Y. Wilson who each endorsed this report.

                                            Respectfully submitted:
                                            /s/ Angela M. Huggins
                                            ---------------------
                                            Angela M. Huggins (Chairman)
                                            Joseph T. Drennan
                                            L. Armstead Edwards
                                            William B. Moore
                                            Marionette Y. Wilson (Frazier)

Certain Relationships and Related Transactions
     Some of the directors of the Bank and the companies with which they are associated were customers of, and had banking transactions with the Bank in the ordinary course of its business during 2004. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Bank management, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features.

Directors' Independence
     The Boards of Directors of UBS and the Bank have determined that all of its members are independent and meet the requirements for independence of the NASDAQ Stock market ("NASDAQ"), except for Evelyn F. Smalls, because Ms. Smalls is the President and Chief Executive Officer of the UBS and the Bank, she is not independent as defined by NASDAQ.

Communicating with the Board of Directors
      Shareholders may communicate with any UBS or Bank director or member of a Committee of the Board of Directors of UBS or the Bank by writing to United Bancshares, Inc., Attention: Board of Directors, P.O. Box 54212, Philadelphia, PA 19105. The written communications will be provided to William D. Moore, a director and Corporate Secretary of the Board of Directors, who will determine the further distribution of the communications which are appropriate based on the nature of the information contained in the communications. For example, communications concerning accounting internal controls and auditing matters will be shared with the Chairman of the Audit/Compliance Committee of UBS' Board of Directors.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)

Nominees for Directors
     The following person has been nominated by UBS' Board of Directors for election as directors to serve as follows:

         Class B - Term Expires in 2009
         ------------------------------
         (1)  Ahsan M. Nasratullah

         and until his successor is elected and takes office.
     The persons named as proxies in the accompanying form of proxy have advised UBS that, unless otherwise instructed, they intend at the meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board of Directors knows of no reason why the nominees will be unavailable or unable to serve as directors. UBS expects all nominees to be willing and able to serve as directors.

     The affirmative vote of the holders of at least a majority of UBS' shares of Common Stock entitled to vote present in person or by proxy at the Annual Meeting is required for the election of the nominee for director. Proxies solicited by the Board of Directors will be voted for the nominee listed above, unless the shareholders specify a contrary choice in their proxies.

     The Board of Directors recommends a vote FOR the nominee listed above.

                  CHANGE OF INDEPENDENT PUBLIC ACCOUNTING FIRM
         On December 16, 2004, United Bancshares, Inc. ("UBS") dismissed Grant Thornton, LLP as its independent registered public accounting firm and retained McGladrey & Pullen, LLP ("McGladrey & Pullen"), Certified Public Accounts, as its new independent registered public accounting firm on December 16, 2004 to audit UBS' financial statements. The decision to change independent accountants was made by the Audit Committee of UBS' Board of Directors, because of the costs savings, which will be realized by appointing McGladrey & Pullen as its independent accountants to audit UBS' financial statements.

         The independent registered public accounting firm report issued by Grant Thornton, LLP on the financial statements of UBS for the two years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles, except that its report on UBS' financial statements for the year ended December 31, 2003, contained an explanatory paragraph indicating that substantial doubt exists about UBS' ability to continue as a going concern.

         The decision to change independent public accountants was made by the Audit Committee of UBS' Board of Directors on December 16, 2004.

         During each of the fiscal years ended December 31, 2002 and 2003 and subsequent interim periods through December 16, 2004, there were no disagreements between UBS and Grant Thornton, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (s), if not resolved to the satisfaction of Grant Thornton, LLP would have caused it to make reference to the subject matter of the disagreement (s) in connection with its reports; and there were no "reportable events" as that term is used in Item 304 (a)(1)(iv) of Regulation S-K occurring within UBS two (2) most recent fiscal years and the subsequent interim periods through December 16, 2004.

         UBS has provided Grant Thornton, LLP with a copy of the foregoing disclosures and has requested that Grant Thornton, LLP review such disclosures and furnish a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton, LLP agree with such statements. A copy of Grant Thornton LLP's letter response to such request is attached as Exhibit 16 to UBS' Form 8-K filed with the Commission on December 22, 2004.

     The Audit Committee of the Board of UBS engaged McGladrey & Pullen as its new independent public accountants to audit UBS' financial statements as of December 16, 2004, for the fiscal year ended December 1, 2004 and until a new independent public accounting firm is appointed by UBS' Board of Directors. During the fiscal years ended December 31, 2002 and 2003 and subsequent interim periods through December 16, 2004, neither UBS or any one on UBS' behalf has consulted with McGladrey & Pullen regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on UBS' financial statement, or (ii) any matter that was either the subject of a disagreement as that term is used in
Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.
                            AUDIT AND NON-AUDIT FEES
      The following table presents the fees billed for professional services for each of the last two fiscal years by UBS' independent registered accounting firms by category:

          McGladrey and Pullen, LLP:          2004            2003
                                            --------        --------

          Audit Fees                        $ 62,500             $--
          Audit-related fees                                      --
          Tax fees                                --              --

          All other fees                                          --
                                            --------        --------
             Total fees                     $ 62,500        $     --
                                            ========        ========


          Grant Thornton LLP:                 2004            2003
                                            --------        --------
            Audit Fees                      $   --          $ 83,500
            Audit-related fees                15,750          15,750
            Tax fees                           8,000           7,000
            All other fees                      --              --
                                            --------        --------
             Total fees                     $ 23,750        $106,250
                                            ========        ========


     The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for UBS by its independent auditor, subject to the minimum exceptions for non-audit services described in Section 10A (i) (1) (B) of the Securities Exchange Act of 1934 which are approved by the Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee of UBS' Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the independence of McGladrey and Pullen LLP.

                                   PROPOSAL 2
                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                           (Item 2 on the Proxy Card)

      The firm of McGladrey and Pullen LLP has been appointed by the Board of Directors to serve as UBS' independent registered public accounting firm for the fiscal year beginning January 1, 2005. The Board of Directors of UBS is requesting shareholder approval of the appointment. A representative of the firm will be present at the meeting to answer questions and will have the opportunity to make a statement, if he so desires. The firm is presently serving UBS and the Bank, as their independent registered public accounting firm. Management recommends approval of this appointment. If the appointment is not approved by a majority of the shares of Common Stock of UBS present in person or by proxy and entitled to vote at the Annual Meeting, the appointment of the independent registered public accounting firm will be reconsidered by the Board of Directors.

     The resolution being voted on is as follows:

             RESOLVED, that the shareholders of UBS ratify and confirm the appointment of McGladrey and Pullen LLP as UBS' independent registered public accounting firm for the year 2005.

     The ratification of the selection of the independent certified public accountants requires the affirmation by vote of at least a majority of the outstanding voting shares of Common Stock of UBS present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for the foregoing resolution, unless shareholders specify a contrary choice in their proxies.

     The Board of Directors recommends a vote FOR the resolution ratifying the appointment of McGladrey and Pullen LLP as UBS' independent registered public accounting firm for the year 2005.

                                   ADJOURNMENT

     If sufficient votes in favor of any of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for two (2) periods of not more than fifteen (15) days in the aggregate to permit further solicitation of proxies with respect to any such proposal. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any such proposals. UBS will pay the costs of any additional solicitation and of any adjournment session.
                                  OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the meeting. However, if any other matters come before the meeting, it is the intention that the proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgement of the persons named on the enclosed form of proxy.

                              FINANCIAL STATEMENTS

     The consolidated financial statements of UBS are not set forth in this Proxy Statement. However, they are contained in the accompanying Annual Report of UBS for the year ended December 31, 2004.

                                 OTHER BUSINESS

     Management does not know at this time of any other matters that will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the meeting, the proxies will vote in accordance with their best judgment.

                         SHAREHOLDER PROPOSALS FOR 2006

     UBS' Annual Meeting of Shareholders will be held on or about November 14, 2006. Any shareholder desiring to submit a proposal to UBS for inclusion in the proxy and proxy statement relating to that meeting must submit such proposal or proposals in writing to UBS before June 22, 2006. It is suggested that the proposal or proposals be submitted by certified mail-return receipt requested to the attention of William B. Moore, the Secretary of UBS, at the executive office of UBS, 30 S. 15th Street, 12th Floor, Philadelphia, Pennsylvania 19102.

                             ADDITIONAL INFORMATION

     A copy of UBS' Annual Report for the fiscal year ended December 31, 2004, containing, among other things, financial statements examined by its independent registered public accountants, was mailed with this Proxy Statement on or about October 20, 2005 to the shareholders of record as of the close of business on October 11, 2005.

     Upon written request of any shareholder, a copy of UBS' Annual Report on Form 10-K for its fiscal year ended December 31, 2004, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission may be obtained, without charge, from UBS' Secretary, William B. Moore, at the executive office of UBS, 30 S. 15th Street, Philadelphia, Pennsylvania 19102.
                                              By Order of the Board
                                              of Directors of
                                              United Bancshares, Inc.

                                              /s/ William B. Moore

                                              William B. Moore, Secretary


                                    EXHIBIT A
                             UNITED BANCSHARES, INC.
                             AUDIT COMMITTEE CHARTER

The purpose of the Audit Policy of United Bancshares, Inc., (the "Bank") is to formally establish and provide guidance for the independent audit function, which complies with regulatory requirements. The function is in accordance with the Interagency Policy Statement on Internal Auditing. Since this function with the Bank is outsourced, an engagement letter is obtained that sets forth adherence to the Interagency Policy Statement.

The Internal Auditor, The Outsourcing Partnership, will report directly to the Audit Committee of the Board of Directors. In addition, the Internal Auditor will attend the Audit Committee meeting quarterly to report on audits and to keep abreast of the Written Agreement.

The following will accomplish the purpose of the roles and responsibilities of the independent audit function:

AUDIT COMMITTEE CHARTER
The Audit Committee of the Bank is a standing committee of the Board of Directors that has established a comprehensive Audit Charter setting forth the following: membership requirements, roles and responsibilities regarding internal controls and financial reporting, compliance with laws and regulations, code of conduct, internal audit, external audit, meetings and reporting. The Audit Charter is enclosed.

AUDIT RISK ASSESSMENT PLAN
The Audit Committee will obtain from the auditor an audit risk assessment and internal audit plan that will set forth the frequency of the audits to be performed which will be reported to and monitored by the Audit Committee. The audits will be conducted in accordance with standards established by the Institute of Internal Audit Standards and the auditor will be evaluated periodically by the Audit Committee relative to the completion of the Plan. The auditor will obtain approval from the Audit Committee if the Audit Plan is adjusted. Audit findings as well as appropriate follow-up will be reported to the Audit Committee. The Chairman of the Audit Committee will make a report to the full board.


MISSION STATEMENT
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Bank's financial reporting process and systems of internal controls regarding finance, accounting, risk management and regulatory compliance.

o Monitor the independence and performance of the Bank's independent auditors and internal auditing program.

o Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Audit Committee membership.

ORGANIZATION
The Audit Committee of United Bancshares, Inc. (the "Committee"), defined to include the holding company and other subsidiaries is appointed by the Corporation's Board of Directors. The Committee is composed of at least three independent Directors. One of the members of the Committee has been designated its Chairman. The Committee is designated by the Board to oversee the audit affairs of the Corporation, Bank and subsidiaries to perform such specific audit function reviews as may be determined by the Committee.

Each committee member will be both independent and financially literate. No committee member shall simultaneously serve on the audit committees of more than two other public companies. The Committee will meet quarterly and hold additional meetings, as the Chairman shall require in order to satisfy its duties and responsibilities.

ROLES AND RESPONSIBILITIES
Internal Control

o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

o Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management; and

o Ensure that the external auditors and internal auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

FINANCIAL REPORTING
General

o Review and report to the full board significant accounting and reporting issues, including recent professionals and regulatory pronouncements, and understand their impact on the financial statements; and

o Discuss with management and the internal and external auditors significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

o Review and report to the full board the annual financial statements and determine whether they are complete and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles;

o Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of loan losses; litigation reserves; and other commitments and contingencies;

o Review with management and the external auditors to review the financial statements and the results of the audit: This review will include any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

            o Consider management's handling of proposed audit adjustments identified by the external auditors.

            o Review the Annual Report and other sections of the form 10-K before its release consider whether the information is adequate and consistent with Committee members' knowledge about the company and its operations.

            o Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Bank's internal controls.

Interim Financial Statements

o Be briefed on how management develops and summarizes quarterly financial the extent of external auditors review of quarterly financial information, and whether that review is performed on a pre- or post-issuance basis; and

o To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the internal and external auditors regarding:

- Generally accepted accounting principals have been consistently applied;

- There are any actual or proposed changes in accounting or financial reporting practices;

-           There are any significant or unusual events or transactions;

- The interim financial statements contain adequate and appropriate disclosures.

- The Allowance for Loan Losses ("ALLL") is adequate and in accordance with the Bank's policy.

Compliance with Laws and Regulations

o Review and report to the full board the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

o Periodically obtain updates from internal compliance auditors regarding compliance; and

o Review the findings of any examinations by regulatory agencies and any auditor observations.

Compliance with the Code of Conduct

o Ensure that a code of conduct is formalized in writing and that all employees are aware of it;


o Review the program for monitoring compliance with the code of conduct; and - Periodically obtain updates from management regarding compliance.

INTERNAL AUDIT

o Review with management and the internal auditors the committee charter, audit schedule and approach, recommendation follow-up matrix, staffing and organizational structure of the internal audit function.

o Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement or dismissal of the chief audit executive.



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


o Review the effectiveness of the internal audit function, including the audit risk assessment and compliance with internal audit policy and procedures manual.

o On a periodic basis, meet separately with internal auditors to discuss any matters that the committee or internal auditors believe should be discussed privately.

EXTERNAL AUDIT

o Review the external auditors' audit scope and approach, including coordination of audit effort with internal audit.

o Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the committee will:

- At least annually, obtain and review a report by the independent auditor describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Bank.

               - Take into account the opinions of management and internal audit.

               - Review and evaluate the lead partner of the independent auditor.

               - Present its conclusions with respect to the external auditor to the Board.

               - Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

               - Present its conclusions with respect to the independent auditor to the full Board.

               - Set clear hiring policies for employees or former employees of the independent auditors.

               - On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

               - Review and discuss with the independent accountants, as may be required by law or regulation, (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant, and
                    (3) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

               - Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

OTHER RESPONSIBILITIES

o Meet with the external auditors, regulatory examiners, lead internal auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately;

o Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis;

o           Perform other oversight functions as requested by the full Board;
            and

o Review and assess the adequacy of the committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

REPORTING RESPONSIBILITIES

o Regularly report to the Board of Directors about committee activities and issues that arise with respect to the quality or integrity of the Bank's financial statements, and Bank's compliance with legal or regulatory requirements, the performance and independence of the Bank's independent auditors, and the performance of the internal audit function.

o Report annually to the shareholders, describing the committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

o Review any other reports the Bank issues that relate to committee responsibilities.



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                                    Exhibit B

                             United Bancshares, Inc.

                          NOMINATING COMMITTEE CHARTER

The Nominating Committee (the "Committee") of United Bancshares, Inc. (the "Company") is responsible for the selection, qualification and compensation of Board members and candidates. The Committee acts as a nominating committee for Director candidates and Board committee membership. The Committee assists the Board with oversight of other corporate governance matters.

PURPOSE
The Committee shall consider and report periodically to the Board of Directors on all matters relating to the selection, qualification, and compensation of members of the Board and candidates nominated to the Board, as well as any other matters relating to the duties of the members of the Board.

The Committee shall act as a nominating committee with respect to candidates for Directors and will make recommendations to the full Board concerning the size of the Board and structure of committees of the Board. The Committee shall also assist the Board with oversight of corporate governance matters.

COMMITTEE MEMBERSHIP
The Committee shall consist of at least three members. All members of the Committee shall be "independent directors" as determined by the Board of Directors pursuant to the Company's Corporate Governance Guidelines and the NASD Listing Standards, and shall meet any other applicable standards of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder, as they may from time to time be amended. New Committee Members will receive appropriate training and orientation.

The members of the Committee shall be appointed by the Board, with one of the members appointed as Committee Chair. Committee members may be appointed or removed by a majority vote of the entire Board of Directors.

MEETINGS
The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members shall constitute a quorum. Minutes of each meeting will be taken and recorded.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall:

1.   Develop qualification criteria for members of the Board of Directors.

2. Recommend to the Board the individuals to constitute the nominees of the Board of Directors for election at the next annual meeting of stockholders and who will be named as such nominees in the proxy statement used for solicitation of proxies by the Board.

3. Recommend and nominate an individual for Director to fill the unexpired term of any vacancy existing in the Board of Directors or created by an increase in the size of the Board.

4.   Recommend and nominate members of standing Committees of the Board.

5. Conduct an annual study of the size and composition of the Board of Directors and from time to time make recommendations to the Board for changes in the size of the Board.

6.   Recommend and nominate individuals for election as officers of the Company.

7.   Provide oversight of corporate governance matters to the Board.

8. Develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company. Review and reassess at least annually the adequacy of the Board's Charter and Corporate Governance Guidelines and make recommendations to the Board as appropriate.

9. Recommend to the Board a code of business conduct and ethics applicable to employees, officers and directors of the Company and the process for consideration and disclosure of any requested waivers of such codes for directors or executive officers of the Company.


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10.  Oversee annual performance evaluations of the Board of Directors.

11.  Oversee the orientation of new Directors.

12. Review competitive practice data regarding non-employee director compensation and make recommendations to the Board with respect to the amount and form of such compensation

DELEGATION TO SUBCOMMITTEES


The Committee may form and delegate authority to subcommittees when appropriate.

REPORTS TO THE BOARD OF DIRECTORS


The Committee shall make regular reports to the Board of Directors.

OUTSIDE COUNSEL OR OTHER CONSULTANTS

In connection with its duties and responsibilities, the Committee shall have the sole authority to retain outside legal, accounting or other advisors or director candidate search firms to assist in fulfilling their responsibilities, including the authority to approve the fees payable by the Company to such advisors and other retention terms.

ANNUAL REVIEW OF THE CHARTER AND PERFORMANCE

The Committee shall annually review its performance. In addition, the Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any changes it considers necessary or advisable.





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